Exhibit 10.44

AMENDMENT TO SHARE EXCHANGE AGREEMENT

THIS AMENDING AGREEMENT made as of the 22nd day of June, 2025.

B E T W E E N:

REALLOYS INC., with an office at 7280 W Palmetto Park Rd, Boca Raton, FL, 33433

(the “Company”)

- and -

PMT CRITICAL METALS INC., with an address of 24112 Rockwell Drive, Euclid, Ohio, 44117

(“PMTCM”)

- and -

POWDERMET, INC., with a notice address of 24112 Rockwell Drive, Euclid, Ohio, 44117

(“Powdermet”)

- and -

PMTMETALS LLC, with a notice address of 24112 Rockwell Drive, Euclid, Ohio, 44117

(“PMTMetals”)

WHEREAS the Company, PMTCM, Powdermet and PMTMetals entered into a share exchange agreement dated March 31, 2025 (the “Share Exchange Agreement”);

AND WHEREAS the Company, PMTCM, Powdermet and PMTMetals wish to make certain amendments to the Share Exchange Agreement by entering into this amending agreement (the “Amending Agreement”);

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants herein, the consideration hereinafter referred to and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. All capitalized words that are not defined in this Amending Agreement shall have the definition given to them in the Share Exchange Agreement.

2. The Share Exchange Agreement is hereby amended such that the definition of “Target Capital Infusion” be deleted in its entirety and replaced with:

“Target Capital Infusion” shall mean the injection by REA of no less than $1,750,000.00 in Target for the purchase of additional equipment and working capital, with the $1,750,000.00 injection to be completed by REA as follows: (a) $400,000.00 to be injected on or before June 30, 2025; (b) $200,000.00 to be injected on or before July 31, 2025; (c) $200,000.00 to be injected on or before August 31, 2025; and (b) the balance of $950,000.00 to be injected on or before the earlier of (i) September 30, 2025; and (ii) the date that is five (5) days after the date that REA completes a capital raise of no less than US$5,000.000.00.

3. The Share Exchange Agreement is hereby amended such that the definition of “Completion Deadline” be deleted in its entirety and replaced with:

“Completion Deadline” means the latest date by which the transactions contemplated by this Agreement are to be completed, which date is September 30, 2025 or such later date as REA and Target may mutually agree in writing (and subject to an automatic extension of up to ninety (90) days if the completion of the transactions contemplated by this Agreement are delayed as a result of Target’s inability to transfer the assets, intellectual property and contracts listed in Schedule “B” on a free and clear title basis);

4. All other terms and conditions of the Share Exchange Agreement are hereby reaffirmed.

<<Signature page follows>>

IN WITNESS WHEREOF the Parties hereto have executed this Agreement and agree to be bound thereby with effect as of the date first written above.

REALLOYS INC.

Authorized Signatory

PMT CRITICAL METALS INC.

Authorized Signatory

POWDERMET, INC.

Authorized Signatory

PMTMETALS LLC

Authorized Signatory